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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44044) of our report dated June 4, 1999, included in the Annual Report of the CBS Employee Investment Fund on Form 11-K for the year ended December 31, 1998.



/s/ Mitchell & Titus, LLP
New York, New York
June 28, 1999